Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 30, 2017, relating to the balance sheet of Matlin & Partners Acquisition Corporation as of December 31, 2016, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from March 10, 2016 (inception) to December 31, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Morristown, New Jersey
March 1, 2017